UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2009, CBay Inc., the holder of a majority in voting interest of the outstanding common stock of MedQuist Inc. (the "Company"), took action by written consent of the Company’s majority shareholder, pursuant to Sections 14A:5-6(2) and 14A:6-6 of the New Jersey Business Corporation Act (the "NJBCA"), to remove of Mark Schwarz and Brian O’Donoghue as members of the Company’s Board of Directors (the "Board"). The written consent will be effective the later of (i) 10 days after notice of the written consent is given by the Company to the Company’s shareholders pursuant to Section 14A:5-6 of the NJBCA, and (ii) 20 days after the Company sends to all non-consenting shareholders of the Company who would have been entitled to consent to the resolutions consented to pursuant to the written consent a definitive information statement pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The Company filed a Preliminary Information Statement on Schedule 14C (the "Preliminary Information Statement") with the Securities and Exchange Commission on July 10, 2009 describing action taken by CBay Inc. to remove Messrs. Schwarz and O’Donoghue from the Board and attaching a copy of CBay’s Inc.’s written consent.

As described in the Preliminary Information Statement, in accordance with the NJBCA, no further vote, approval or consent of our shareholders is required to approve or authorize the removal of Mark Schwarz and Brian O’Donoghue from the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

July 14, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary